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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement Form S-4 No. 333-52188 and related Prospectus of Fifth Third Bancorp for the registration of 5,800,000 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the consolidated financial statements of Capital Holdings, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP


Detroit, Michigan

January 16, 2001